Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Report”) by Pacific Capital Bancorp (“Registrant”), the undersigned hereby certifies:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 9, 2006

By:	/S/ William S. Thomas, Jr.
William S. Thomas, Jr. President and Chief Executive Officer